Exhibit 16.1

[Letterhead of Corbin & Wertz]

January 13, 2003

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, DC 20549

Gentlemen:

We have read Item 4 of Form 8-K of VillageEDOCS for the event that occurred on January 10, 2003, and are in agreement with the statements contained therein insofar as they relate to our firm.

/s/Corbin & Wertz

Irvine, California